EXHIBIT 32.1

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
                     AS ADOPTED PURSUANT SECTION 906 OF THE
                           Sarbanes-Oxley Act of 2002

I, Richard L. Hannigan, Sr., Chief Executive Officer and President of Voyager Entertainment International, Inc., certify that (i) the attached Quarterly report on Form 10-QSB of Voyager Entertainment International, Inc. for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSB Report for said period fairly presents, in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.


/s/ Richard L. Hannigan, Sr.                               Dated:   May 25, 2004
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Richard L. Hannigan, Sr.
President and Chief Executive Officer